Exhibit 4.5

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) dated as of January 31, 2023, is made by and among MAVERICK COLLECTIVE INC., a Delaware corporation, MVRK TOBACCO MANUFACTURING LLC, a North Carolina limited liability company, MVRK TOBACCO IMPORTERS LLC, a North Carolina limited liability company, MVRK RESEARCH LLC, a North Carolina limited liability company, MVRK FARMS LLC, a Delaware limited liability company, GREENER & WILDER LLC, a North Carolina limited liability company, MVRK DISTRIBUTION LLC, a North Carolina limited liability company, MVRK HOLDINGS LLC, a North Carolina limited liability company, MVRK DISTRO LLC, a Delaware limited liability company, NORTH CAROLINA TOBACCO MANUFACTURING LLC, a Delaware limited liability company, NORTH CAROLINA TOBACCO IMPORTERS, LLC, a North Carolina limited liability company, and 21ST CENTURY BRANDS DISTRIBUTING LLC, a Delaware limited liability company, and MAVERICK LIFESTYLE INC., a Nevada corporation (jointly and severally, the “Borrowers”), and BH GROUP, LLC, a Wyoming limited liability company (together with its successors and assigns, the “Lender”).

WHEREAS, on or about March 5, 2020, the Lender extended a loan in the principal amount of $9,750,000 (the “Loan”) to the Borrowers, as evidenced by that Secured Promissory Note in the original principal amount of the Loan (as amended, restated, supplemented or otherwise modified, including by the Note Amendment (as defined herein), the “Note”); and

WHEREAS, Maverick Lifestyle Inc. previously entered into that Amendment and Joinder to Loan Documents, dated as of July 28, 2022, pursuant to which it joined the Note and the other Loan Documents (as defined herein) as a “Borrower,” “Grantor,” and “Debtor” thereunder, as applicable, with all rights and obligations thereof, and agreed to be bound by and to pay and perform the obligations thereunder on a joint and several basis with the other Borrowers named therein; and

WHEREAS, the Loan is secured by certain collateral granted to the Lender (the “Collateral”), including, but not limited to (i) collateral granted under a Security Agreement dated as of March 5, 2020, by and among the Borrowers and the Lender (as amended or supplemented to date, the “Security Agreement”); (ii) a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by MVRK Holdings LLC, securing the Borrowers’ obligations under the Note (as amended or supplemented to date, the “Mortgage”); and (iii) any other collateral granted by Borrowers to Lender to secure Borrowers’ obligations under the Note; and

WHEREAS, the Loan currently matures on March 5, 2023, and the Borrowers have requested that the Lender extend the maturity of the Loan; and

WHEREAS, the Lender has agreed to do so on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE ONE

DEFINITIONS; REPRESENTATIONS AND WARRANTIES

Section 1.1 Terms Defined.

Unless otherwise defined or modified herein, capitalized terms used herein shall have the respective meanings given in the Note.

As used herein, “Loan Documents” means, collectively, (i) the Note, (ii) the Security Agreement, and (iii) the Mortgage.

Section 1.2 Representations and Warranties of the Borrowers.

Each Borrower represents, warrants, and covenants, on a joint and several basis, to the Lender as follows:

(a) Except as the same may be qualified by any attachment hereto, the representations, warranties and covenants of each Borrower made in the Loan Documents remain true and accurate and are hereby incorporated in this Amendment by reference and reaffirmed as of the date hereof.

(b) Each Borrower has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents and no Event of Default or an event that, with the passage of time or giving of notice or both, would constitute an Event of Default exists thereunder.

(c) Each Borrower is a corporation or limited liability company, as the case may be, duly organized, qualified, and existing in good standing under the laws of the state of its organization or incorporation, and has full power and authority to consummate the transactions contemplated hereby. Each Borrower is duly qualified to do business in each state and other jurisdiction in which the character of the property owned by it or the nature of its activities causes such qualification to be necessary.

(d) The execution, delivery and performance of this Amendment and the Note Amendment (i) are within the power and authority of each Borrower, (ii) have been duly authorized by all corporate and limited liability company action of each Borrower, and (iii) are not in contravention of law, such Borrower’s Articles or Certificate of Incorporation, Articles of Formation, By-laws, Operating Agreement or the terms of any other documents, agreements or undertakings to which a Borrower is party or by which a Borrower is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by any Borrower of this Amendment or the Note Amendment, to ensure the validity or enforceability hereof or thereof.

(e) None of (i) this Amendment, (ii) Note (as amended by the Note Amendment), (iii) the other Loan Documents, and (iv) any financial statements or other materials and related information delivered in connection herewith or therewith contained (in each case, as of its date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, under the circumstances which they were made, not misleading.

(f) Each of this Amendment and the Note Amendment constitutes each Borrower’s binding obligation to Lender and, together with the Note and other Loan Documents, is fully enforceable against each Borrower in accordance with their respective terms, except as may be limited by general principles of equity or by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally; and that no Borrower’s execution of this Amendment or the Note Amendment shall constitute a breach or default in any material respects of any material agreement of such Borrower with any other person or entity.

ARTICLE TWO

AMENDMENT; RATIFICATION

Section 2.1 Extension of Maturity Date.

The Lender and the Borrowers have agreed to amend certain provisions of the Note, as set forth in that Amendment to Secured Promissory Note, dated on or about the date hereof and in the form attached as Exhibit A hereto (the “Note Amendment”). Immediately upon satisfaction of the conditions in Article Three below, the amendments in the Note Amendment will become effective, and reference in any Loan Document to “Note” shall be deemed to refer to the Note, as amended by the Note Amendment.

Section 2.2 Ratification and Confirmation of Obligations.

The Borrowers, on a joint and several basis, hereby ratify and confirm all of the terms and provisions of the Note (as amended by the Note Amendment) and the other Loan Documents and agree that all of such terms and provisions, as amended hereby and thereby, remain in full force and effect. Without limiting the generality of the foregoing, the Borrowers hereby acknowledge and confirm that all of the obligations owed by any Borrower to the Lender under any Loan Document are valid and enforceable and are secured by and entitled to the benefits of the Note (as amended by the Note Amendment) and the other Loan Documents, and the Borrowers hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Lender, pursuant to the Loan Documents, as security for such obligations.

ARTICLE THREE

CLOSING CONDITIONS

Section 3.1 Closing Conditions.

The effectiveness of this Amendment and the Note Amendment (including the extension of the Maturity Date set forth therein) is subject to fulfillment of the following conditions precedent:

(a) The Borrowers shall have executed and delivered to the Lender this Amendment and the Note Amendment, all in form and substance satisfactory to the Lender in the Lender’s discretion;

(b) All representations and warranties of the Borrowers herein and in the Loan Documents shall be true and accurate in all respects;

(c) The Lender shall have received the amount of $2,100,000 from the Borrowers on or prior to February 6, 2023, to be applied to payment of principal and interest on the Note as set forth on Exhibit B hereto (the “Required Payment”).

Should the Required Payment not be made by the date set forth above, the Borrowers acknowledge and agree that it shall be an Event of Default under the Loan Documents if the payment of all interest due and owing on the Note as of February 1, 2023 is not made by February 6, 2023. Further, for the avoidance of doubt, if the conditions set forth in this Article Three are not satisfied on or before February 6, 2023, the maturity date of the Note shall remain March 5, 2023.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1 Continuing Effect.

The provisions of the Loan Documents, as modified herein and by the Note Amendment, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All Collateral of the Borrowers shall continue to be pledged to the Lender and serve as collateral for all of the obligations of the Borrowers to the Lender. This Amendment and the Note Amendment only modify and supplement to the Loan Documents and do note novate any Loan Document. All agreements, representations and warranties contained in the Loan Documents shall survive the execution and delivery of this Amendment and the Note Amendment, and any investigation at any time made by the Lender.

Section 4.2 Miscellaneous.

This Amendment is and shall be deemed to be made under and pursuant to the laws of the State of Delaware and shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of that state. In the event that any provision or clause of this Amendment conflicts with applicable law, such conflict shall not affect other provisions which can be given effect without the conflicting provisions, and to this end the provisions of this Amendment are declared to be severable. This Amendment shall be binding upon the Borrowers and their successors and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. The Borrowers have voluntarily entered into this Amendment without coercion or duress of any kind, have been duly authorized to enter into the Amendment, have authorized the signer below on their behalf, and have been or have had the opportunity to have been represented by legal counsel of their choosing. This Amendment may be executed in one or more counterparts (including by facsimile or other electronic transmission), which taken together shall constitute one single integrated agreement. Each Borrower agrees and acknowledges that while Paul Frank + Collins P.C. has represented certain of the Borrowers in the past with respect to certain other legal and regulatory matters, it is representing only the Lender in connection with this Amendment and the transactions contemplated hereby, and that Borrowers have been advised to seek and have sought independent counsel in connection with this Amendment and such transactions.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

MAVERICK COLLECTIVE INC.,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK TOBACCO MANUFACTURING LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK TOBACCO IMPORTERS LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK RESEARCH LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK FARMS LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

GREENER & WILDER LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK DISTRIBUTION LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK HOLDINGS LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MVRK DISTRO LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

NORTH CAROLINA TOBACCO MANUFACTURING LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

NORTH CAROLINA TOBACCO IMPORTERS, LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

21ST CENTURY BRANDS DISTRIBUTING LLC,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

MAVERICK LIFESTYLE INC.,
as Borrower

By:	/s/ Victor Krahn
Name:	Victor Krahn
Title:	Duly Authorized Agent

BH GROUP, LLC,
as Lender

By:	/s/ Moshe Mueller
Name:	Moshe Mueller
Title:	Duly Authorized Agent

EXHIBIT A

Form of Amendment to Secured Promissory Note

[See Attached]

EXHIBIT B

Application of Payment

The amount of $2,100,000 payable pursuant to Section 3.1(c) of the Amendment shall be applied to the principal and interest due on the Note as follows:

(1)	The amount of $219,375.00 as payment of the accrued interest due on February 1, 2023;

(2)	The amount of $181,136.51 as prepayment of the accrued interest due on May 1, 2023; and

(3)	The remaining amount of $1,699,488.49 as a permitted prepayment of the principal amount of the Note.